EXHIBIT 5.1


                        [JENKENS & GILCHRIST LETTERHEAD]



                                 March 30, 2004

PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, Pennsylvania 18936

                              RE: PHOTOMEDEX, INC.

Gentlemen:

         We have acted as counsel for PhotoMedex, Inc., a Delaware corporation (the "Company") of the offering and sale of up to 4,622,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock), including: (i) up to 3,350,000 shares of Common Stock reserved for issuance pursuant to the Company's Amended and Restated 2000 Stock Option Plan (the "2000 Stock Option Plan"), (ii) up to 1,000,000 shares of Common Stock reserved for issuance pursuant to the Company's Amended and Restated 2000 Non-Employee Director Stock Option Plan (the "2000 Non-Employee Director Plan"), and (iii) up to 272,000 shares of Common Stock reserved for issuance pursuant to the terms and conditions of certain stock option agreements ("Other Option Agreements"), between the Company and certain employees, directors and consultants of the Company, and with respect to any options ("Options") to purchase shares of Common Stock which may be granted in connection with the 2000 Stock Option Plan, the 2000 Non-Employee Director Plan and such Other Option Agreements. A Registration Statement on Form S-8 covering the Shares (the "Registration Statement") is being filed under the Act with the Securities and Exchange Commission.

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         In acting as counsel to the Company, we have examined originals or copies, certified to our satisfaction, of such documents, certificates, corporate records and other instruments, as we have deemed necessary. In addition, we have examined such books and records of the Company, as in our judgment, is necessary or appropriate to enable us to render the opinions expressed below.

         Based upon the foregoing, it is our opinion that the Shares, issued or to be issued upon the exercise of any Options duly granted pursuant to the 2000 Stock Option Plan, the 2000 Non-Employee Director Plan and such Other Option Agreements and in the manner contemplated by the Registration Statement, the 2000 Stock Option Plan, the 2000 Non-Employee Director Plan and such Other Option Agreements, and in conformity with the Certificate of Incorporation of the Company, as amended and restated and in effect as of the date hereof, will be legally and validly issued, fully paid and non-assessable.

PhotoMedex, Inc.
March 30, 2004
Page 2

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm (including the reference therein to the shares of Common Stock owned by certain members of this firm) in the caption entitled "Legal Matters" in the prospectus, which forms a part of the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or the prospectus, within the meaning of the term "expert," as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder, or Item 509 of the Regulation S-K.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                                 Very truly yours,



                                                 /s/ JENKENS & GILCHRIST, LLP